Exhibit 10.3.1

STOCK OPTION AWARD AGREEMENT

MESA LABORATORIES, INC.

(Pursuant to the 2014 Equity Plan)

Name of Recipient:	Grantee Name

No. of Options:

Grant Date:

Vesting Dates:

This Stock Option Award Agreement (“Agreement”) sets forth below the terms and conditions for grants of either incentive or non-qualified stock options by MESA LABORATORIES, INC., a Colorado corporation (the "Company"), pursuant to the Company’s 2014 Equity Plan (“Plan”), to an officer, director, employee or advisor of the Company or a Subsidiary thereof (the "Participant"). The Plan, these terms and conditions, and the grant of stock options under the Plan are administered and approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

For purposes of this Agreement, the term "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Participant’s corporation if, at the time of granting of the stock option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

In the event of any conflict between the terms and conditions stated in this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern. Further, for the avoidance of doubt, in the event the Company and the Grantee enter into an employment or severance agreement (“Employment Agreement), then any inconsistency or conflict among the provisions of this Agreement, the Plan and the Employment Agreement shall be resolved by giving precedence in the following order:

A.	The 2014 Equity Plan;
B.	The Employment Agreement, then in effect; and
C.	This Agreement.

By acceptance of Options under this Agreement, the Participant acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including the Participant.

1.     Grant of Option. The Company from time to time may grant to the Participant the right and option to purchase all or any part of the number of Shares of the Company’s Common Stock (“Shares”) indicated in a Notice of Stock Option Grant issued to the Participant (such number being subject to adjustment as provided in Section 17 hereof) pursuant to the terms and conditions set forth herein (the "Option").

2.     Acceptance of Option. Within one (1) year following the grant of the Option, the Participant must acknowledge receipt of the Option and Agree to the Terms and Conditions of this Agreement, either by serving written notice to the Company, or by accepting the Option within the Company’s on-line Option administration system.

3.     Term of Option. The term of the Option shall be from the Grant Date until the Expiration Date, both as indicated in the Notice of Stock Option Grant, up to a maximum term of ten (10) years, subject to earlier termination or extension as provided in Sections 14, 15 and 16 hereof. The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been previously exercised, shall terminate and become null and void upon expiration of the term hereof.

4.     Purchase Price of Option. The purchase price of the Shares of the Common Stock covered by the Option shall be indicated as the Exercise Price Per Share in the Notice of Stock Option Grant, such purchase price being at least one hundred percent (100%) of the fair market value per share of such Shares on the Grant Date of the Option, subject to adjustment as provided in Section 17 hereof.

5.     Time of Exercise of Option. Except as otherwise stated herein, the specified number of Shares of the Option may be exercised, at those times and during those periods as stated in the Vesting Schedule in the Notice of Stock Option Grant, subject to adjustment as provided in Section 17 hereof; provided that, except as otherwise provided in Sections 14, 15 and 16 hereof, the Option may not be exercisable at any time by the Participant unless the Participant shall have been in the continuous employ or service of the Company or a Subsidiary from the Grant Date to the date of the exercise of the Option.

6.     Method of Exercising the Option. Subject to the terms and conditions of this Agreement and those of the Plan, the Option may be exercised by written or electronic notice to the Company at its principal place of business, or through the Company’s on-line Option management system. Such notice shall state the election to exercise the Option, and the number of full Shares that are being exercised. Such notice shall be accompanied by payment of the full purchase price of such Shares, or other payment method as described in Section 7 hereof. The Company shall deliver Shares either electronically or in certificate form as soon as practicable after the aforesaid notice. The Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship. In the event the Option shall be exercised, pursuant to Section 15 or Section 16 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

7.     Payment of Option. As determined by the Committee at or after the Award Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

8.     Payment of Taxes. All taxes required to be withheld under applicable tax laws in connection with the Participant’s receipt of Shares upon exercise of a non-qualified Option, must be paid to the Company by the Participant, in cash, immediately upon advice of the Company, unless an alternate arrangement to satisfy withholding requirements has been made between the Company and the Participant pursuant to the terms and conditions of the Plan.

9.     No Obligation to Exercise. The granting of the Option hereof shall impose no obligation upon the Participant to exercise such Option.

10.     Acceleration and Exercise Upon Change of Control. Notwithstanding the provisions of Section 5 hereof, the exercise period set forth in Section 5 hereof shall be accelerated upon the occurrence of a Change of Control (as defined in the Plan) of the Company, so that the Option shall thereupon become fully exercisable immediately in part or in its entirety by the Participant, as the Participant shall elect, subject to the condition that no Option shall be exercisable after the Expiration Date of the Option.

11.     Rights as a Shareholder. The holder of the Option shall have no rights as a shareholder of the Company with respect to the Shares covered by the Option until the due exercise of the Option and the date of the issuance of the Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Option is exercised, except as provided in Section 17 hereof.

12.     No transferability. The Option shall not be transferable otherwise than by Will, the laws of descent and distribution, or as permitted by the rules and regulations of the Securities and Exchange Commission, and the Option may be exercised, during the lifetime of the Participant, only by the Participant or by the Participant's court appointed guardian as set forth in Section 16 hereof. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect and shall terminate the Option.

13.     Incentive Stock Options. The following provisions shall apply, in addition to the other provisions of the Plan and this Agreement which are not inconsistent therewith, to Options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code:

(a) Options may be granted as ISOs only to individuals who are employees of the Corporation or any present or future “subsidiary corporation” or “parent corporation” as those terms are defined in Section 424 of the Code (collectively, “Related Corporations”) and Options shall not be granted as ISOs to independent contractors;

(b) for purposes of Section 16 of this Agreement, “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code;

(e) Options held by a Participant shall be eligible for treatment as ISOs only if the fair market value (determined as at the Grant Date) of the Shares with respect to which such Options and all other options intended to qualify as “incentive stock options” under Section 422 of the Code held by such individual and granted under the Plan or any other plan of a Related Corporation and which are exercisable for the first time by such individual during any one calendar year does not exceed U.S.$100,000; and

(f) by accepting an Option granted as an ISO under the Plan, each Participant agrees to notify the Company in writing immediately after such Participant makes a “Disqualifying Disposition” of any stock acquired pursuant to the exercise of such ISO; for this purpose, a Disqualifying Disposition is any disposition occurring on or before the later of (i) the date two years following the date the ISO was granted or (ii) the date one year following the date the ISO was exercised.

14.     Termination of Services. In the event that the services of the Participant as an employee, director, advisor or officer of the Company or a Subsidiary shall be terminated (otherwise than by reason of death, disability or cause, as specifically defined below), the Option (and any other Option or Options held by the Participant to the extent not previously exercised) may be exercised by the Participant (to the extent that the Participant shall have been entitled to do so at the termination of the Participant's services) at any time within one (1) month after such termination. So long as the Participant shall continue to provide services to the Company or Subsidiary, the Option shall not be affected by any change of duties or position.

In the event the Participant’s employment is terminated for cause while employed by the Company or a Subsidiary, all unexercised Options shall be immediately cancelled, in addition to any other remedy which the Company may have. For purposes of this Section 14, the term “cause” shall include only the following acts committed by the Participant while employed by the Company or a Subsidiary: (a) theft, bribery or fraud; (b) competing with the business of the Company, its operating groups or any other of the Company’s affiliates; (c) soliciting for employment any employees of the Company, its operating groups or any other of the Company’s affiliates; or (d) disclosing confidential information which is material to the Company and/or its affiliates.

15.     Death of Participant. If the Participant shall die while providing services to the Company or Subsidiary, the Option may be exercised (to the extent that the Participant shall have been entitled to do so at the date of the Participant's death) by a legatee or legatees of the Participant under the Participant's duly probated Last Will and Testament, or by the Participant's duly appointed personal representative, at any time within one (1) year after the death of the Participant, subject to the condition that no Option may be exercised after ten (10) years from the Date of Grant.

16.     Disability of Participant. If the Participant's service to the Company or a Subsidiary is terminated by reason of the Disability (as hereinafter defined) of the Participant, the Option may be exercised (to the extent that the Participant shall have been entitled to do so at the date the Participant's service with the Company or a Subsidiary was terminated due to the Disability of the Participant) by the Participant or the Participant's court appointed guardian at any time within one (1) year after the Participant ceased to provide services to the Company or a Subsidiary, subject to the condition that no Option may be exercised after ten (10) years from the Date of Grant. For purposes of this Agreement, the term "Disability" means a condition for which the Participant becomes eligible for a disability benefit under the long term disability insurance policy issued to the Company providing basic long term disability insurance benefits, or under any other long term disability plan which hereafter may be maintained by the Company, whether or not the Participant is covered by such plan. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

17.     Adjustments upon Changes in Capitalization. The number of Shares of Common Stock covered by the Option, and the price per share thereof in such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company.

In the event the Company shall be the surviving corporation in any merger or consolidation, the Option shall pertain to and apply to the securities to which a holder of the number of Shares of Common Stock subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause the Option to terminate as of a date to be fixed by the Committee (which date shall be as of or prior to the effective date of any such dissolution or liquidation or merger or consolidation); provided, that not less than thirty (30) days written notice of the date so fixed as such termination date shall be given to the Participant, and the Participant shall, in such event, have the right, during the said period of thirty (30) days preceding such termination date, to exercise the Option in whole or in part in the manner set forth in the Plan and above.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments, if any, shall be appropriately made by the Committee, as provided in the Plan, whose determination in that respect shall be final, binding and conclusive. The Company shall give timely notice of any adjustments made to the Participant.

Except as hereinabove expressly provided in this Section 17, the Participant shall have no rights by reason of any subdivision or consolidation of Shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of Shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to the Option.

Without limiting the generality of the foregoing, no adjustment shall be made with respect to the number or price of Shares subject to the Option upon the occurrence of any of the following events:

(a) The grant or exercise of any other Options which may be granted or exercised under any qualified or nonqualified stock option plan or under any other Participant benefit plan of the Company, whether or not such Options were outstanding on the Grant Date of the Option or thereafter granted;

(b) The sale of any Shares of Common Stock by the Company in any public offering, including, without limitation, Shares sold upon the exercise of any overallotment Option granted to the underwriter in connection with such offering;

(c) The issuance, sale or exercise of any warrants to purchase Shares of Common Stock, whether or not such warrants were outstanding on the Date of Grant of the Option or thereafter issued;

(d) The issuance or sale of rights, promissory notes or other securities convertible into Shares of Common Stock in accordance with the terms of such securities ("Convertible Securities"), whether or not such Convertible Securities were outstanding on the Date of Grant of the Option or were thereafter issued or sold;

(e) The issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the purchase price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the Date of Grant of the Option or were thereafter issued or sold; or

(f) Upon any amendment to or change in the terms of any rights or warrants to subscribe for or purchase, or Options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or Option, any change in any exercise or purchase price provided for in any such right, warrant or Option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock.

18.     Reservation of Stock. The Company shall at all times during the term of the Option reserve and keep available such number of Shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable.